Exhibit 99.1

Duke Energy Progress
Summary of 2019 Rate Case Filing in North Carolina
(Docket E-2 Sub 1219)

•
On October 30, 2019, Duke Energy Progress (DEP) filed a rate case with the North Carolina Utilities Commission (NCUC) to request an approximate overall 12.3 percent increase in annualized retail revenues, or approximately $464 million:

◦	The rate case filing requests an overall rate of return of 7.41% based on approval of a 10.3% return on equity and a 53% equity component of the capital structure

◦	The filing is based on a North Carolina retail rate base of $10.8 billion as of June 30, 2019, and adjusted for known and measurable changes through February 2020

◦	Hearings are expected to commence early next year

•	This annualized rate increase request is driven by:

Drivers	Revenue Requirement	% of Total Request
Significant plant additions and changes	$423 million	91%
Coal ash pond closure costs	$124 million	27%
Depreciation, including accelerated coal plant depreciation	$82 million	18%
Deferred storm costs	$85 million	18%
All other changes	($130) million	(28%)
Proposed rider for return of federal and state EDIT	($120) million	(26%)

•	Major capital investments[1] including pro-forma adjustments to reflect known and measurable changes include:

◦	Asheville Combined Cycle ($770 million, a portion of the Western Carolina’s Modernization Project)

◦	Investment in steam plants to meet environmental obligations[2] ($402 million)

◦	Total grid investments ($2 billion), including Advanced Metering Infrastructure ($211 million)

◦	Nuclear plant investments[3] - ($1.2 billion)

•	Coal ash pond closure costs

◦	Requests recovery of $530 million of deferred coal ash costs (N.C. retail allocation) over 5 years. Includes amounts deferred from September 1, 2017 - February 29, 2020

◦	Requests continued deferral of ongoing coal ash closure costs

•	Deferred storm costs

◦
Requests recovery of $656 million of deferred storm costs (N.C. retail allocation) over 15 years, including costs incurred to rebuild the electric system and restore power after major storms, including Hurricanes Florence and Michael and Winter Storm Diego in 2018 and Hurricane Dorian in 2019

◦	If Senate Bill 559 (currently under consideration by the N.C. General Assembly) becomes law, Duke Energy will seek to securitize these costs

1 Represents Duke Energy Progress total investment, which is allocated ~62% to N.C. retail
2Investments largely driven by dry bottom ash conversions, wastewater treatment enhancements and lined retention basin projects
3Includes Nuclear Turbine Control Systems ($210 million), Harris Nuclear reactor vessel head and low-pressure turbine replacements ($202 million)

•	Accelerated coal plant retirements

◦	DEP is proposing to shorten the remaining depreciable lives of several coal-fired power plants. The depreciation study filed in the rate case shows the following updated retirement dates:

▪	Mayo in 2029 (up from 2035)

▪	Roxboro Units 3 and 4 in 2029 (up from 2033)

•	Grid Improvement Plan deferral request

◦	Requests deferral treatment for certain costs related to investments in the transmission and distribution grid under the company’s Grid Improvement Plan

•	Request includes reductions of $120 million through riders as a result of federal and state tax reform. This includes:

◦	$67 million decrease to return federal excess deferred income taxes (EDIT) resulting from the Tax Cuts and Jobs Act of 2017. The proposed amortization periods for federal EDIT are as follows:

▪	Protected EDIT over ARAM (~27 years)

▪	Unprotected, PP&E related over 20 years

▪	Unprotected, non-PP&E related over 5 years

◦
$55 million decrease to return deferred revenues from January through November 2018 related to the change in the federal statutory tax rate from 35% to 21%, over 2 years. Customer rates were updated to reflect the lower tax rate as of December 1, 2018

◦	$5 million decrease to return N.C. state EDIT related to the reduction of the N.C. state income tax rate from 3% to 2.5%, over 5 years

◦
$7 million increase to revise the existing N.C. state EDIT rider (related to the reduction of the N.C. state income tax rate from 6.9% to 3%) to reflect the change in the gross-up on that decrement rider to the 21% federal tax rate from the 35% rate

•	The Company has requested the NCUC approve the requested rates to be effective no later than September 1, 2020